Exhibit 99.1

Houston American Energy Announces Termination of Testing and Completion Efforts
on Tamandua #1 Well, Plans for Next Well on CPO 4 Block in Colombia and Confirms
SEC Investigation

Houston, Texas – April 19, 2012 – Houston American Energy Corp (NYSE Amex: HUSA) today announced that a determination has been made to cease efforts to test and complete the C7 and C9 formations in the Tamandua #1 sidetrack well.  Despite favorable Logging-While-Drilling logs, cased-hole logs and mudlog shows, it was determined that continued investment in testing and completion is inadvisable at this time possibly due to formation damage while drilling.  The Company is encouraged, however, by the information gained from this well for the other prospects on the block.  The Tamandua #1 wellbore will be preserved in a way to allow for further evaluation, if at such time in the future it is determined that it is warranted.

The Company also announced that efforts are commencing to move the drilling rig from the Tamandua #1 well site to the location of the next prospect on the CPO 4 block. This next well is expected to spud in the May/June time frame.  The Company expects that the data gained during the drilling, evaluation and testing of the Tamandua #1 well will be used to significantly help with future operations on the CPO 4 block.

The Company also confirmed that the Securities and Exchange Commission (“SEC”) is conducting a non-public formal investigation into the Company.  The Company’s confirmation of such investigation follows receipt of information by the Company that third parties had become aware of the investigation.

Pursuant to the investigation, in February and April of 2012, the Company received three subpoenas issued by the SEC.  The subpoenas called for the testimony of the Company’s chief executive officer and chief financial officer and the delivery of certain documents.  The subpoenas were issued pursuant to a nonpublic formal order of private investigation issued by the SEC on March 1, 2011, which followed a nonpublic informal inquiry commenced by the SEC in October 2010.  The Company received a copy of the nonpublic formal order of private investigation on February 10, 2012 in connection with the February 2012 subpoena issued by the SEC.  Although the Company cannot be certain of the scope of the investigation, the SEC is trying to determine whether there have been any violations of the federal securities laws.  The investigation does not represent a conclusion by the staff that there have been any violations of the federal securities laws nor whether the staff would conclude that any enforcement action is appropriate.  At this time, the Company has not been made aware of a finding by the SEC of any securities violations.  Also, as stated in the subpoenas issued by the SEC, the investigation does not mean that the SEC has a negative opinion of any person, entity or security.  The Company has cooperated fully, and is committed to continuing to cooperate fully, with the SEC in this matter.  It is not possible at this time to predict the timing or outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

About Houston American Energy Corp

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this report include, without limitation, the Company’s expectations of the timing of drilling a second well on the CPO 4 prospect, the ability to avoid or manage the issues incurred in drilling the Tamandua #1 well, the ultimate results realized from the second well, the ability to preserve the Tamandua #1 well for future evaluation and the Company’s implied ability to fully carry out its funding commitments regarding drilling of the second well. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.